As filed with the Securities and Exchange Commission on October 24, 2003
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

3COM CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2605794
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

350 Campus Drive

Marlborough, Massachusetts 01752

(508) 323-5000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

3Com Corporation 2003 Stock Plan

Amended and Restated 3Com Corporation 1984 Employee Stock Purchase Plan

(Full title of the plan)

Mark Slaven

Executive Vice President and Chief Financial Officer

3Com Corporation

350 Campus Drive

Marlborough, Massachusetts 01752

(508) 323-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Katharine A. Martin, Esq.

Wilson Sonsini Goodrich & Rosati, P.C.

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common Stock(2), $0.01 par value per share, to be issued pursuant to the 3Com Corporation 2003 Stock Plan	20,000,000 shares	$6.67	$133,400,000	$10,792.06
Common Stock(2), $0.01 par value per share, to be issued pursuant to the 3Com Corporation 1984 Employee Stock Purchase Plan	5,000,000 shares	$6.67	$33,350,000	$2,698.02
TOTAL	25,000,000 shares		$166,750,000	$13,490.08

(1)          This Registration Statement shall also cover any additional shares of 3Com Corporation’s (the “Registrant’s”) Common Stock that become issuable under the 3Com Corporation 2003 Stock Plan or the 3Com Corporation 1984 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)          Each share of common stock includes a right to purchase one one-thousandth of a share of Preferred Stock.

(3)          Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee on the basis of $6.67 per share, which was the average of the high and low prices of the Registrant’s Common Stock quoted on the Nasdaq National Market on October 20, 2003.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(a)                                  The Registrant’s Annual Report on Form 10-K for the year ended May 30, 2003, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)                                 The Registrant’s Current Reports on Form 8-K filed pursuant to Section 13(a) of the Exchange Act on June 9, 2003 and July 30, 2003;

(c)                                  The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on September 18, 1984; and

(d)                                 The description of the Registrant’s Preferred Share Purchase Rights contained in the Registrant’s Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on September 22, 1989, as amended by filings on Form 8-A/A on January 23, 1995, June 15, 2001 and November 27, 2002.

All documents filed by the Registrant after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a Delaware corporation to indemnify officers, directors, employees, and agents of the corporation, in connection with actual or threatened actions, suits or proceedings provided that such officer, director, employee, or agent acted in good faith and in a manner such officer reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. This authority is sufficiently broad to permit indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

The Registrant’s Bylaws provide for indemnification of officers and directors to the fullest extent permitted by Delaware law. In addition, the Registrant has, and intends in the future to enter into, agreements to provide indemnification for directors and officers in addition to that provided for in the Bylaws.

In accordance with its Bylaws, the Registrant maintains insurance on behalf of any person who is a director or officer against any loss arising from any claim asserted against such person and expense incurred by such person in any capacity, subject to certain exclusions.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Number Exhibit	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	3Com Corporation 2003 Stock Plan.
10.2	3Com Corporation 1984 Employee Stock Purchase Plan, as amended and restated as of July 15, 2003 (1)
23.1	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this registration statement).
24.1	Power of attorney (contained on signature pages of this registration statement).

(1)          Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 30, 2003.

Item 9. Undertakings.

(a)                                  The undersigned Registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the forgoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlborough, State of Massachusetts, on this 22nd day of October, 2003.

3COM CORPORATION

By:	/s/ Bruce Claflin
Bruce Claflin
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bruce Claflin and Mark Slaven, and each of them individually, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any amendments to this registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bruce Claflin	President, Chief Executive Officer and Director (Principal Executive Officer)	October 22, 2003
Bruce Claflin

/s/ Mark Slaven	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	October 22, 2003
Mark Slaven

/s/ Eric A. Benhamou	Chairman of the Board of Directors	October 22, 2003
Eric A. Benhamou

/s/ Gary T. DiCamillo	Director	October 22, 2003
Gary T. DiCamillo

/s/ James R. Long	Director	October 22, 2003
James R. Long

/s/ Raj Reddy	Director	October 22, 2003
Raj Reddy

/s/ Paul G. Yovovich	Director	October 22, 2003
Paul G. Yovovich

INDEX TO EXHIBITS

Number Exhibit	Description
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.1	3Com Corporation 2003 Stock Plan.
10.2	3Com Corporation 1984 Employee Stock Purchase Plan, as amended and restated as of July 15, 2003(1)
23.1	Consent of Deloitte & Touche LLP, Independent Auditors.
23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 to this registration statement).
24.1	Power of attorney (contained on signature pages of this registration statement).

(1)          Incorporated by reference to Exhibit 10.3 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended May 30, 2003.